Exhibit 99.1

ChromaDex Corporation Reports 2020 Financial Results

Revenue for the Three-Month Period Ended December 31, 2020 Totals $15.4 Million, up 18% Year-over-Year, with
Gross Margin of 61.0%, and Lower Operating Expenses. Full Year Revenue of $59.3 Million, with $47.1 Million from Tru Niagen®.

LOS ANGELES, March 10, 2021 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported fourth quarter and full year 2020 financial results.

Fourth Quarter 2020 and Recent Highlights

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Total net sales of $15.4 million, up 18% from $13.1 million in the year ago quarter.
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Tru Niagen® net sales of $12.3 million, a 21% increase from the year ago quarter.
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Gross margin of 61.0%, a 400 basis point increase from the year ago quarter.
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Net loss was ($6.1) million or ($0.10) per share, an improvement of $0.05 per share year-over-year.
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Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($1.1) million, a $1.0 million improvement year-over-year.
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Growing body of clinical research suggests that nicotinamide riboside (“NR”) may support important areas of human health.
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Phase 2 clinical study showed a reduction in liver fat and inflammatory markers in patients with non-alcoholic fatty liver disease (NAFLD) when receiving a nutritional protocol that included NR.
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Phase 3 clinical study on 300 patients in Turkey with mild-to-moderate COVID-19 showed a 3.5 day reduction in recovery time when adding a daily nutritional protocol that included NR to the local standard of care.
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Tru Niagen® received the ‘Most Favourite Brand’ award by Watsons Hong Kong loyalty members for the second consecutive year.

Full Year 2020 Highlights

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Delivered on financial outlook to investors across all metrics. Slightly better than target on selling and marketing and G&A expense.
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Total net sales of $59.3 million, up 28% from $46.3 million in the prior year.
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Tru Niagen® net sales of $47.1 million, a 31% increase from $36.1 million in the prior year.
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Gross margins of 59.5%, a 390 basis point increase from the prior year.
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Lower selling and marketing expense as a percentage of net sales (35.4% in 2020 versus 39.4% in 2019).
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Net loss was ($19.9) million or ($0.33) per share, an improvement of $0.24 per share year-over-year.
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Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($1.0) million for FY 2020, a $7.8 million improvement year-over-year.
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Signed 225th material transfer agreement through ChromaDex External Research Program (CERP), which has resulted in 60 published studies to date, including 11 published clinical studies, on Niagen®.
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Expanded in Europe and Australia, following regulatory approval for Tru Niagen®.
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Nestlé Health Science’s new Celltrient™ Cellular Energy products featuring Tru Niagen® launched in the United States, following the launch of Tru Niagen® capsules on Persona, a Nestlé Health Science company and leading personalized vitamin subscription program, earlier this year.
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ChromaDex Chief Scientific Advisor, Dr. Charles Brenner, Receives 2020 National Scientific Achievement Award from the American Society for Nutrition.

“ChromaDex’s philosophy of focusing on business fundamentals with a science-based strategic approach continued in 2020,” said ChromaDex CEO Rob Fried. “In 2021, we will further our position as the world's leading NAD+ company by growing the Tru Niagen brand, extending partnerships and furthering scientific advancements with world-leading scientists."

Results of operations for the three months ended December 31, 2020

For the three months ended December 31, 2020 (“Q4 2020”), ChromaDex reported net sales of $15.4 million, up 18% compared to $13.1 million in the fourth quarter of 2019 ("Q4 2019"). The increase in Q4 2020 revenues was driven by growth in sales of Tru Niagen® and Niagen® ingredient revenues.

Gross margin percentage improved by 400 basis points to 61.0% in Q4 2020 compared to 57.0% in Q4 2019. The improvement in gross margin percentage was driven by the positive impact of increased Tru Niagen® consumer product sales and product cost savings initiatives.

Operating expenses decreased by $0.8 million to $15.5 million in Q4 2020, compared to $16.3 million in Q4 2019. The decrease in operating expenses was driven by a decrease of $1.9 million in general and administrative expense, and a decrease of $0.1 million of R&D expense, partially offset by $1.2 million of higher selling and marketing expenses. The decrease in general and administrative expense was driven by the absence of $2.2 million of bad debt expense related to the write-off of an Elysium receivable in Q4 2019.

The net loss for Q4 2020 was ($6.1) million or ($0.10) per share as reported compared to a net loss of ($8.9) million or ($0.15) per share for Q4 2019 as reported. Non-GAAP net loss per share in Q4 2019 was ($0.11) excluding a $2.2 million, or $0.04 per share, non-cash charge related to the write-off of the Elysium receivable as bad debt.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($1.1) million for Q4 2020, compared to a loss of ($2.1) million for Q4 2019, a $1.0 million improvement.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q4 2020, the net cash flow from operating activities was at break-even, versus ($0.6) million used in Q4 2019.

Results of operations for the year ended December 31, 2020

For the full year ended December 31, 2020 (“FY 2020”), ChromaDex reported net sales of $59.3 million, up 28% compared to $46.3 million in the full year ended December 31, 2019 ("FY 2019"). The increase in FY 2019 revenues was driven by growth in sales of Tru Niagen®.

Gross margin percentage improved by 390 basis points to 59.5% in FY 2020 compared to 55.7% in FY 2019. The improvement in gross margin percentage was driven by the positive impact of increased Tru Niagen® consumer product sales and product cost savings initiatives.

Operating expenses decreased by $1.9 million to $55.1 million in FY 2020, compared to $57.1 million in FY 2019. The decrease in operating expenses was driven by a decrease of $3.9 million in general and administrative expense, and a decrease of $0.7 million of R&D expense, partially offset by $2.7 million of higher selling and marketing expense. The decrease in general and administrative expense was driven by lower legal costs of $2.7 million and the absence of $2.2 million of bad debt expense related to the write-off of an Elysium receivable in 2019.

The net loss for FY 2020 was ($19.9) million or ($0.33) per share as reported compared to a net loss of ($32.1) million or ($0.56) per share for FY 2019 as reported. For FY 2020, the reported loss was negatively impacted by a non-cash charge of $6.9 million related to stock-based compensation.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($1.0) million for FY 2020, compared to a loss of ($8.8) million for FY 2019, a $7.8 million improvement. The $7.8 million improvement was primarily driven by higher sales and gross margins, partially offset by higher marketing and selling expense.

For full year 2020, the net cash used in operating activities was ($10.6) million versus ($20.4) million for the same period in the prior year. The Company ended the year of 2020 with cash of $16.7 million.

2021 Outlook

Looking forward, the Company expects continued, steady revenue growth driven by its global ecommerce business, as well as growth with existing and new strategic partners.  The Company expects continued gross margin improvement to slightly better than 60%, and roughly flat selling and marketing and R&D expense as a percentage of net sales year-over-year. The Company expects slightly higher general and administrative expense, excluding severance, restructuring and legal expense. The Company plans to increase investments and resources to drive brand awareness and accelerate its R&D pipeline to capitalize on growth in the NAD+ market globally.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the fourth quarter results and provide a general business update on Wednesday, March 10, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Wed., March 10, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-833-979-2703
International dial-in number: 236-714-2223
Conference ID: 8433848
Webcast link: ChromaDex Fourth Quarter 2020 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: (800) 585-8367
Replay ID: 8433848

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health, and total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), levels of which decline with age. ChromaDex is the innovator behind NAD+ precursor nicotinamide riboside (NR), which is protected by ChromaDex’s patent portfolio along with other NAD+ precursors. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the company’s 2021 financial outlook, including the impact of COVID-19. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of Finance and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Vice President of Global Marketing & Communications
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Consolidated Statements of Operations
Three Months Ended December 31, 2020 and December 31, 2019
(In thousands, except per share data)

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019

Sales, net	$15,445	$13,089
Cost of sales	6,024	5,624

Gross profit	9,421	7,465

Operating expenses:
Sales and marketing	6,319	5,108
Research and development	991	1,139
General and administrative	8,192	10,078
Operating expenses	15,502	16,325

Operating loss	(6,081)	(8,860)

Nonoperating income (expense):
Interest income (expense), net	(16)	7
Nonoperating income (expense):	(16)	7

Net loss	(6,097)	(8,853)

Basic and diluted loss per common share:	$(0.10)	$(0.15)

Basic and diluted weighted average common shares outstanding	61,869	59,650

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report on Form 10-K to be filed with Securities and Exchange Commission.

ChromaDex Corporation and Subsidiaries

Consolidated Statements of Operations
Years Ended December 31, 2020 and December 31, 2019
(In thousands, except per share data)

	2020	2019

Sales, net	$59,257	$46,291
Cost of sales	23,983	20,522

Gross profit	35,274	25,769

Operating expenses:
Sales and marketing	20,948	18,216
Research and development	3,732	4,420
General and administrative	30,448	34,308
Other	-	125
Operating expenses	55,128	57,069

Operating loss	(19,854)	(31,300)

Nonoperating expense:
Interest expense, net	(71)	(847)
Nonoperating expenses	(71)	(847)

Net loss	(19,925)	(32,147)

Basic and diluted loss per common share:	$(0.33)	$(0.56)

Basic and diluted weighted average common shares outstanding	61,067	57,056

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report on Form 10-K to be filed with Securities and Exchange Commission.

ChromaDex Corporation and Subsidiaries

Consolidated Balance Sheets
December 31, 2020 and December 31, 2019
(In thousands, except per share data)

	Dec. 31, 2020	Dec. 31, 2019
Assets
Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$16,697	$18,812
Trade receivables, net of allowances of $0.2 million and $2.8 million, respectively;
Receivables from Related Party: $0.9 million and $0.8 million, respectively	2,694	2,175
Inventories	11,683	11,535
Prepaid expenses and other assets	1,145	996
Total current assets	32,219	33,518

Leasehold Improvements and Equipment, net	3,206	3,765
Intangible Assets, net	1,082	1,311
Right of Use Assets	1,226	891
Other Long-term Assets	625	762
Total assets	$38,358	$40,247

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$9,445	$9,626
Accrued expenses	6,133	4,415
Current maturities of operating lease obligations	589	595
Current maturities of finance lease obligations	31	258
Customer deposits	278	169
Total current liabilities	16,476	15,063

Deferred Revenue	4,441	3,873
Operating Lease Obligations, Less Current Maturities	997	848
Finance Lease Obligations, Less Current Maturities	20	18
Total liabilities	21,934	19,802

Commitments and Contingencies
Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding December 31, 2020 61,881 shares and
December 31, 2019 59,562 shares	62	60
Additional paid-in capital	158,190	142,285
Accumulated deficit	(141,825)	(121,900)
Cumulative translation adjustments	(3)	-
Total stockholders' equity	16,424	20,445
Total liabilities and stockholders' equity	$38,358	$40,247

See Notes to Consolidated Financial Statements in Part II Item 8 of ChromaDex's Annual Report on Form 10-K to be filed with Securities and Exchange Commission.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

1. Adjusted EBITDA

Year ended December 31, 2020
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020
(In thousands)
Net loss, as reported	$(5,902)	$(3,711)	$(4,215)	$(6,097)	$(19,925)
Adjustments:
Interest expense	12	24	19	16	71
Depreciation	214	218	220	219	871
Amortization of intangibles	62	60	60	61	243
Amortization of right of use assets	92	95	97	115	399
Share-based compensation	1,873	1,711	1,574	1,778	6,936
Severance and restructuring	953	284	224	329	1,790
Adjusted EBITDA	$(2,696)	$(1,319)	$(2,021)	$(3,579)	$(9,615)

Total legal expense	2,380	1,844	1,896	2,468	8,588

Adjusted EBITDA excluding total legal expense	$(316)	$525	$(125)	$(1,111)	$(1,027)

Year ended December 31, 2019
	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Full Year 2019
(In thousands)
Net loss, as reported	$(8,337)	$(7,755)	$(7,202)	$(8,853)	$(32,147)
Adjustments:
Interest (income) expense	(35)	575	314	(7)	847
Depreciation	173	190	196	203	762
Amortization of intangibles	61	61	62	62	246
Amortization of right of use assets	138	141	144	92	515
Share-based compensation	2,029	1,759	1,687	1,697	7,172
Severance and restructuring	-	-	-	200	200
Elysium-related bad debt expense	-	-	-	2,233	2,233
Adjusted EBITDA	$(5,971)	$(5,029)	$(4,799)	$(4,373)	$(20,172)

Total legal expense	3,250	2,926	2,944	2,226	11,346

Adjusted EBITDA excluding total legal expense	$(2,721)	$(2,103)	$(1,855)	$(2,147)	$(8,826)

2. Net loss per share

	3 Months Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2019

Net loss per share, as reported	$(0.15)	$(0.56)

Net loss per share related to $2.2 million write-off of the Elysium receivable as bad debt	(0.04)	(0.04)

Net loss per share, excluding $2.2 million write-off of the Elysium receivable as bad debt	$(0.11)	$(0.52)